EXHIBIT 99.1



                 RCG Companies Announces Sale of Logisoft Corp.

Charlotte, NC - April 28, 2005 - RCG Companies Incorporated (AMEX: RCG), a diversified travel and leisure company, announced today that it has closed on the sale of substantially all of the assets of its wholly owned subsidiary, Logisoft Corp. (www.logisoft.com), which operates in the software and information technology services sector. RMK Holdings, LLC, a Delaware limited liability company, agreed to purchase the assets in consideration of $699,000 in cash and assumption of $2,083,000 of liabilities, subject to adjustment as set forth in the Asset Purchase Agreement.

Commenting on the sale, RCG Chairman William Goldstein stated, "The sale of Logisoft is another step toward RCG's transformation to a pure travel company. Now we can devote all of our attention to our three businesses--CheapSeats, SunTrips(R) and the recently acquired OneTravel."

Details of the Asset Purchase Agreement will be filed in the Company's 8-K.

About RCG Companies Incorporated

RCG Companies Incorporated (www.rcgcompanies.com) derives a majority of its revenues from its travel business subsidiaries, FS SunTours, Inc., which sells leisure and vacation travel packages under the SunTrips(R) brand (www.suntrips.com), Farequest Holdings, Inc., which is a leading online and offline provider of a full range of travel services operating under the name 1-800-CHEAPSEATS (www.1800cheapseats.com), and the newly acquired OneTravel, Inc. (www.onetravel.com).

Statements in this news release about anticipated or expected future revenue or shareholder value growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's business will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release.

Forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its business due to a lack of capital or a change in market demand for its products and services or to fully or effectively integrate all business units or the inability to realize anticipated cost savings or revenue and stockholder value growth opportunities associated with the acquisition of Farequest Holdings, Inc. and the recent acquisition of OneTravel, Inc. There is also a risk that the Company's shareholders will not approve certain matters related to the sale of preferred stock, which would trigger a redemption, which the Company may not be able to fund. The Company has previously mentioned in conference calls that gross bookings are not equal to gross revenues under generally accepted accounting principles, so no inference can be made about profitability based on gross bookings unless expressly stated by the Company. The Company is also subject to those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, including the Company's historical losses and negative cash flow, its need for additional capital, and that future financing, if available, will dilute the Company's current common stockholders.

Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission, which could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contact:

RCG Companies Incorporated

Bryan Crutchfield, Investor Relations Director, (917) 443-9336 crutch@1800cheapseats.com

Marc Bercoon, Chief Financial Officer, (770) 730-2860 marc@1800cheapseats.com